As filed with the Securities and Exchange Commission on August 10, 2017

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ABRAXAS PETROLEUM CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	74-2584033
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

18803 Meisner Drive San Antonio, Texas 78258
(Address of Principal Executive Offices)

ABRAXAS PETROLEUM CORPORATION AMENDED AND RESTATED 2005
EMPLOYEE LONG-TERM EQUITY INCENTIVE PLAN

ABRAXAS PETROLEUM CORPORATION AMENDED AND RESTATED 2005
NON-EMPLOYEE DIRECTORS LONG-TERM EQUITY INCENTIVE PLAN

ABRAXAS PETROLEUM CORPORATION 401(K) PROFIT SHARING PLAN

(Full Title of the Plans)

Robert L.G. Watson
Chairman of the Board, President and Chief Executive Officer
Abraxas Petroleum Corporation
18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788
(Name, address and telephone number of agent for service)
Copies of all communications to:
Steven R. Jacobs, Esq.
Jackson Walker L.L.P.
112 E. Pecan St., Suite 2400
San Antonio, Texas 78205
(210) 978-7700
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ o (Do not check if a smaller reporting company)	Smaller Reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1) (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.01 par value per share	3,400,000 shares	$1.61	$5,474,000.00	$635

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the common stock of Abraxas Petroleum Company (“Abraxas” or the “Company” or the “Registrant”) that become issuable under the Abraxas Petroleum Corporation Amended and Restated 2005 Employee Long-Term Equity Incentive Plan, as amended, the Abraxas Petroleum Corporation Amended and Restated 2005 Non-Employee Directors Long-Term Equity Incentive Plan, as amended, and the Abraxas Petroleum Corporation 401(k) Profit Sharing Plan, as amended, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Company’s receipt of consideration that results in an increase in the number of the Company’s outstanding shares of common stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Abraxas Petroleum Corporation 401(k) Profit Sharing Plan described herein.

(2)
Represents (i) 2,000,000 shares under the Abraxas Petroleum Corporation Amended and Restated 2005 Employee Long-Term Equity Incentive Plan, as amended, (ii) 1,000,000 shares under the Abraxas Petroleum Corporation Amended and Restated 2005 Non-Employee Directors Long-Term Equity Incentive Plan, as amended, and (iii) 400,000 shares under the Abraxas Petroleum Corporation 401(k) Profit Sharing Plan, as amended.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, based upon the average of the high and low prices of shares of the Registrant’s common stock as reported on the NASDAQ Stock Market on August 9, 2017.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Explanatory Note:
This Registration Statement on Form S-8 is being filed with respect to the Abraxas Petroleum Corporation Amended and Restated 2005 Employee Long-Term Equity Incentive Plan, as amended (the “Employee Plan”), the Abraxas Petroleum Corporation Amended and Restated 2005 Non-Employee Directors Long-Term Equity Incentive Plan, as amended (the “Directors Plan”, together with the Employee Plan, the “Incentive Plans”), and the Abraxas Petroleum Corporation 401(k) Profit Sharing Plan, as amended (the “401(k) Plan”, and collectively with the Incentive Plans, the “Company Plans”), for the purpose of registering an additional 2,000,000 shares of common stock issuable under the Employee Plan, an additional 1,000,000 shares of common stock issuable under the Directors Plan and an additional 400,000 shares of common stock issuable under the 401(k) Plan, resulting in the registration of an additional 3,400,000 shares of common stock issuable under the Company Plans. The additional shares under the Incentive Plans were authorized for issuance as a result of amendments to the Incentive Plans that were approved by our stockholders at the annual meeting of stockholders held on May 9, 2017.
With respect to the Employee Plan, we have previously filed with the Securities and Exchange Commission (the “Commission”):

•	a Registration Statement on Form S-8 (File No. 333-135032) on June 15, 2006 registering 1,200,000 shares of common stock issuable under the Employee Plan;

•	a Registration Statement on Form S-8 (File No. 333-153635) on September 23, 2008 registering an additional 900,000 shares of common stock issuable under the Employee Plan;

•	a Registration Statement on Form S-8 (File No. 333-162358) on October 6, 2009 registering an additional 3,100,000 shares of common stock issuable under the Employee Plan;

•	a Registration Statement on Form S-8 (File No. 333-204744) on June 5, 2015 registering an additional 1,400,000 shares of common stock issuable under the Employee Plan; and

•	a Registration Statement on Form S-8 (File No. 333-212341) on June 30, 2016 registering an additional 4,000,000 shares of common stock issuable under the Employee Plan.
With respect to the Directors Plan, we have previously filed with the Commission:

•	a Registration Statement on Form S-8 (File No. 333-135032) on June 15, 2006 registering 900,000 shares of common stock issuable under the Directors Plan;

•	a Registration Statement on Form S-8 (File No. 333-168022) on July 8, 2010 registering an additional 600,000 shares of common stock issuable under the Directors Plan; and

•	a Registration Statement on Form S-8 (File No. 333-204744) on June 5, 2015 registering an additional 400,000 shares of common stock issuable under the Directors Plan.
With respect to the 401(k) Plan, we have previously filed with the Commission:

•	a Registration Statement on Form S-8 (File No. 333-135032) on June 15, 2006 registering 300,000 shares of common stock issuable under the 401(k) Plan;

•	a Registration Statement on Form S-8 (File No. 333-153635) on September 23, 2008 registering an additional 300,000 shares of common stock issuable under the 401(k) Plan; and

•	a Registration Statement on Form S-8 (File No. 333-188117) on April 24, 2013 registering an additional 300,000 shares of common stock issuable under the 401(k) Plan.

Item 3.	Incorporation of Documents by Reference.
The documents listed in (a) through (c) below are incorporated by reference in this Registration Statement, and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all of the shares of common stock have been sold or which deregisters all common stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

(a)	The Registrant’s latest annual report, and the 401(k) Plan’s latest annual report, filed pursuant to Section 13(a) or 15(d) of the Exchange Act:

•	Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Commission on March 16, 2017; and

•	The 401(k) Plan’s Annual Report on Form 11-K for the year ended December 31, 2016 filed with the Commission on June 13, 2017.

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by our Annual Report on Form 10-K referred to in (a) above:

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the Commission on May 10, 2017;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 filed with the Commission on August 9, 2017; and

•	Our Current Reports on form 8-K, filed with the Commission on January 20, 2017, February 7, 2017, May 10, 2017, May 17, 2017, May 24, 2017, July 14, 2017 and August 9, 2017.

(c)
See the description of our common stock in the Item “Description of Securities to be Registered” in our Registration Statement No. 34-1-16071 on Form 8-A-12B filed on July 24, 2008, including any amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, information that we elect to furnish, but not file, or have furnished, but not filed, with the Commission in accordance with Commission rules and regulations is not incorporated into this Registration Statement, shall not be deemed “filed” under the Securities Act of 1933, as amended (the “Securities Act”), and does not constitute a part hereof.
All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that we elect to furnish, but not file, or furnish, but do not file, with the Commission in accordance with Commission rules and regulations) subsequent to the date of this filing and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall hereby be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document incorporated or deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document incorporated or deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.
Not applicable.

Item 5.	Interests of Named Experts and Counsel.
Not applicable.

Item 6.	Indemnification of Directors and Officers.
Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a conflicting provision in the corporation’s articles of incorporation unless an amendment to Abraxas’ Articles of Incorporation were to provide for greater individual liability.
Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.
Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals therefrom) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2 of Section 78.7502, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such nonparty directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such nonparty directors cannot be obtained.
Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.
Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.
Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.
The Amended and Restated Bylaws of Abraxas provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of Abraxas incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by Abraxas as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by Abraxas.
Abraxas has a contract for insurance coverage under which Abraxas and certain Covered Persons (including the directors and officers of Abraxas) are covered under certain circumstances with respect to litigation and other costs and liabilities arising out of actual or alleged misconduct of such Covered Persons. In addition, Abraxas has entered into indemnification agreements with its directors and officers that require Abraxas to indemnify such directors and officers to the fullest extent permitted by applicable provisions of Nevada law, subject to amounts paid by insurance. The above-described provisions of the Nevada Law relating to the indemnification of directors and officers do not prohibit the indemnification of such persons in certain circumstances against liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Our articles of incorporation contain a provision that eliminates the personal monetary liability of directors and officers to us and our stockholders for a breach of fiduciary duties to the extent currently allowed under the Nevada Law. To the extent certain claims against directors or officers are limited to equitable remedies, this provision of our articles of incorporation may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors or officers for breach of their duty of care. Additionally, equitable remedies may not be effective in many situations. If a stockholder’s only remedy is to enjoin the completion of the Board of Director’s action, this remedy would be ineffective if the stockholder did not become aware of a transaction or event until after it had been completed. In such a situation, it is possible that we and our stockholders would have no effective remedy against the directors or officers.

Item 7.	Exemption from Registration Claimed.
Not Applicable.

Item 8.	Exhibits.

No.	Description
3.1	Articles of Incorporation of Abraxas dated August 30, 1990. (Filed as Exhibit 3.1 to Abraxas’ Registration Statement on Form S-4, No. 33-36565 (the “S-4 Registration Statement”)).
3.2	Articles of Amendment to the Articles of Incorporation of Abraxas dated October 22, 1990. (Filed as Exhibit 3.3 to the S-4 Registration Statement).
3.3	Articles of Amendment to the Articles of Incorporation of Abraxas dated December 18, 1990. (Filed as Exhibit 3.4 to the S-4 Registration Statement).
3.4	Articles of Amendment to the Articles of Incorporation of Abraxas dated June 8, 1995. (Filed as Exhibit 3.4 to Abraxas’ Registration Statement on Form S-3, No. 333-00398).
3.5	Articles of Amendment to the Articles of Incorporation of Abraxas dated as of August 12, 2000. (Filed as Exhibit 3.5 to Abraxas’ Annual Report on Form 10-K filed April 2, 2001).
3.6	Certificate of Correction dated February 24, 2011 (Filed as Exhibit 3.6 to Abraxas’ Annual Report on Form 10-K filed March 15, 2012).
3.7	Certificate of Withdrawal dated March 16, 2015 (Filed as Exhibit 3.6 to Abraxas’ Current Report on Form 8-K filed March 17, 2015).
3.8	Certificate of Amendment dated May 9, 2017 (Filed as Exhibit 3.1 to Abraxas’ Current Report on Form 8-K filed May 10, 2017).
3.9	Amended and Restated Bylaws of Abraxas. (Filed as Exhibit 3.1 to Abraxas’ Current Report on Form 8‑K on November 17, 2008).
4.1	Specimen Common Stock Certificate of Abraxas. (Filed as Exhibit 4.1 to the S-4 Registration Statement).
4.2
Registration Rights Agreement dated August 9, 2017 by and between Abraxas and Blackbeard Resources, LLC (Filed as Exhibit 4.1 to Abraxas’ Current Report on Form 8-K filed with the Commission on August 9, 2017).

*5.1	Opinion of Jackson Walker L.L.P.
10.1	Abraxas Petroleum Corporation Amended and Restated 2005 Employee Long-Term Equity Incentive Plan, as amended (Filed as Annex A to Abraxas’ 2017 Proxy Statement filed on April 3, 2017).
10.2	Abraxas Petroleum Corporation Amended and Restated 2005 Non-Employee Directors Long-Term Equity Incentive Plan, as amended (Filed as Annex B to Abraxas’ 2017 Proxy Statement filed on April 3, 2017).
10.3	Abraxas Petroleum Corporation 401(k) Profit Sharing Plan (Filed as Exhibit 10.4 to Abraxas’ Registration Statement on Form S-4, No. 333-18673 filed on December 24, 1996).
*23.1	Consent of BDO USA, LLP.
*23.2	Consent of DeGolyer and MacNaughton.
*23.3	Consent of Jackson Walker L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).
*24.1	Power of Attorney (included on the signature page of this Registration Statement).
_______________

*	Filed herewith
The Registrant undertakes that it will submit or has submitted the 401(k) Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the 401(k) Plan.

Item 9.	Undertakings.

(a)	The Registrant undertakes the following:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on August 10, 2017.

ABRAXAS PETROLEUM CORPORATION

By:	/S/ Robert L.G. Watson
Robert L.G. Watson, Chairman of the Board, President and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Robert L.G. Watson and Geoffrey R. King his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.

Signature and Name	Title	Date

/S/ Robert L.G. Watson	Chairman of the Board, President (Principal Executive Officer) and Director	August 10, 2017
Robert L.G. Watson

/S/ Geoffrey R. King	Vice President and Chief Financial Officer (Principal Financial Officer)	August 10, 2017
Geoffrey R. King

/S/ G. William Krog, Jr.	Chief Accounting Officer (Principal Accounting Officer)	August 10, 2017
G. William Krog, Jr.

/S/ Harold D. Carter	Director	August 10, 2017
Harold D. Carter

/S/ Ralph F. Cox	Director	August 10, 2017
Ralph F. Cox

/S/ W. Dean Karrash	Director	August 10, 2017
W. Dean Karrash

/S/ Jerry J. Langdon	Director	August 10, 2017
Jerry J. Langdon

/S/ Dennis E. Logue	Director	August 10, 2017
Dennis E. Logue

/S/ Brian L. Melton	Director	August 10, 2017
Brian L. Melton

/S/ Paul A. Powell, Jr.	Director	August 10, 2017
Paul A. Powell, Jr.

/S/ Edward P. Russell	Director	August 10, 2017
Edward P. Russell

The 401(k) Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the Abraxas Petroleum Corporation 401(k) Profit Sharing Plan, as amended) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on August 10, 2017.

ABRAXAS PETROLEUM CORPORATION 401(K) PROFIT SHARING PLAN

By:	Abraxas Petroleum Corporation

By:	/S/ Robert L.G. Watson
Robert L.G. Watson, Chairman of the Board, President and Principal Executive Officer

INDEX TO EXHIBITS

No.	Description
3.1	Articles of Incorporation of Abraxas dated August 30, 1990. (Filed as Exhibit 3.1 to Abraxas’ Registration Statement on Form S-4, No. 33-36565 (the “S-4 Registration Statement”)).
3.2	Articles of Amendment to the Articles of Incorporation of Abraxas dated October 22, 1990. (Filed as Exhibit 3.3 to the S-4 Registration Statement).
3.3	Articles of Amendment to the Articles of Incorporation of Abraxas dated December 18, 1990. (Filed as Exhibit 3.4 to the S-4 Registration Statement).
3.4	Articles of Amendment to the Articles of Incorporation of Abraxas dated June 8, 1995. (Filed as Exhibit 3.4 to Abraxas’ Registration Statement on Form S-3, No. 333-00398).
3.5	Articles of Amendment to the Articles of Incorporation of Abraxas dated as of August 12, 2000. (Filed as Exhibit 3.5 to Abraxas’ Annual Report on Form 10-K filed April 2, 2001).
3.6	Certificate of Correction dated February 24, 2011 (Filed as Exhibit 3.6 to Abraxas’ Annual Report on Form 10-K filed March 15, 2012).
3.7	Certificate of Withdrawal dated March 16, 2015 (Filed as Exhibit 3.6 to Abraxas’ Current Report on Form 8-K filed March 17, 2015).
3.8	Certificate of Amendment dated May 9, 2017 (Filed as Exhibit 3.1 to Abraxas’ Current Report on Form 8-K filed May 10, 2017).
3.9	Amended and Restated Bylaws of Abraxas. (Filed as Exhibit 3.1 to Abraxas’ Current Report on Form 8‑K on November 17, 2008).
4.1	Specimen Common Stock Certificate of Abraxas. (Filed as Exhibit 4.1 to the S-4 Registration Statement).
4.2
Registration Rights Agreement dated August 9, 2017 by and between Abraxas and Blackbeard Resources, LLC (Filed as Exhibit 4.1 to Abraxas’ Current Report on Form 8-K filed with the Commission on August 9, 2017).

*5.1	Opinion of Jackson Walker L.L.P.
10.1	Abraxas Petroleum Corporation Amended and Restated 2005 Employee Long-Term Equity Incentive Plan, as amended (Filed as Annex A to Abraxas’ 2017 Proxy Statement filed on April 3, 2017).
10.2	Abraxas Petroleum Corporation Amended and Restated 2005 Non-Employee Directors Long-Term Equity Incentive Plan, as amended (Filed as Annex B to Abraxas’ 2017 Proxy Statement filed on April 3, 2017).
10.3	Abraxas Petroleum Corporation 401(k) Profit Sharing Plan (Filed as Exhibit 10.4 to Abraxas’ Registration Statement on Form S-4, No. 333-18673 filed on December 24, 1996).
*23.1	Consent of BDO USA, LLP.
*23.2	Consent of DeGolyer and MacNaughton.
*23.3	Consent of Jackson Walker L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).
*24.1	Power of Attorney (included on the signature page of this Registration Statement).
_______________

*	filed herewith